Exhibit 24.2

DUKE ENERGY HOLDING CORP.

CERTIFIED RESOLUTION

FURTHER RESOLVED, that the officers and directors of the Company be, and each of them is, authorized and directed, in the name and on behalf of the Company, to execute and deliver a power of attorney or powers of attorney appointing Lynn J. Good, David L. Hauser, Julia S. Janson, Robert T. Lucas III and Steven K. Young, and each of them, to act severally as attorney-in-fact and agents for the Company for the purpose of executing, signing, filing or causing to be filed with the SEC on behalf of the Company the Form S-8, and any and all amendments and supplements to any of the foregoing, together with any other documents related thereto.

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I, Robert T. Lucas III, Assistant Secretary of Duke Energy Holding Corp., do hereby certify that the foregoing is a full, true and complete extract from the Minutes of the regular meeting of the Board of Directors of said Corporation held on March 27, 2006, at which meeting a quorum was present.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Corporate Seal of said Duke Energy Holding Corp., this the 30th day of March, 2006.

By:	/s/ Robert T. Lucas III
Name:	Robert T. Lucas III
Title:	Assistant Secretary

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